                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[ ] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                          IKON OFFICE SOLUTIONS, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                          IKON OFFICE SOLUTIONS, INC.
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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        pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (5) Total fee paid:

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[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

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Notes:

                          IKON OFFICE SOLUTIONS, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               JANUARY 22, 1998

                               ----------------

To the Shareholders of IKON Office Solutions, Inc. ("IKON" or the "Company"):

  You are invited to be present either in person or by proxy at the annual meeting of shareholders of IKON to be held at the Company's offices at 70 Valley Stream Parkway, Malvern, Pennsylvania 19355 on Thursday, January 22, 1998 at 9:00 a.m. to consider and act upon the following proposals:

    1. To elect nine directors to serve for a one-year term; and

    2. To transact such other business as may properly come before the meeting.

  Shareholders of IKON of record at the close of business on November 24, 1997 are entitled to vote at the annual meeting and any adjournments thereof. All shareholders are urged to attend the meeting or to vote by proxy.

  If you do not expect to attend the meeting in person, please sign and return the accompanying proxy in the enclosed postage prepaid envelope. If you later find that you can be present or for any other reason desire to revoke your proxy, you can do so at any time before the voting.


                                          /s/ John E. Stuart
                                          Chairman and Chief Executive Officer

Valley Forge, Pennsylvania
December 9, 1997

                          IKON Office Solutions, Inc.
                                 P.O. Box 834
                     Valley Forge, Pennsylvania 19482-0834

                                PROXY STATEMENT

  This proxy statement is furnished in connection with the solicitation by the Board of Directors of IKON Office Solutions, Inc. ("IKON" or the "Company") of proxies to be voted at its annual meeting of shareholders on January 22, 1998 and all adjournments thereof. The proxy statement and proxy card will be first mailed to shareholders on or about December 12, 1997.

  Only holders of record of common stock and serial preferred stock at the close of business on November 24, 1997 will be entitled to vote. On that date, there were 133,885,346 shares of common stock and 38,772 shares of preferred stock outstanding. The holders of all shares will vote together as a class. Each share of common stock or preferred stock entitles the holder thereof to one vote.

                           I. ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

  A board consisting of nine directors is proposed to be elected for a one-year term, except that, if elected, Mr. Gerrity will begin service on May 1, 1998. Unless authority to do so is specifically withheld, the persons named in the accompanying proxy will vote for the election as directors of the nominees named below. The nine nominees who receive the most votes at the meeting will be elected as directors. All of the nominees are now directors of IKON, holding office until election of their successors, except Mr. Gerrity, who is being proposed for election for the first time.

                                                                                      YEAR
                                                                                     BECAME
          NAME             PRINCIPAL OCCUPATION OR EMPLOYMENT FOR PAST FIVE YEARS   DIRECTOR AGE
          ----             ------------------------------------------------------   -------- ---
James R. Birle.......... Chairman, Resolute Partners, Inc., a private merchant        1996    61
                          bank (1994-Present); General Partner, The Blackstone
                          Group (1988-1994) (also a director of Massachusetts Mu-
                          tual Life Insurance Company, Drexel Industries, Inc.,
                          The Connecticut Health and Education Facilities Author-
                          ity and Transparency International)
Philip E. Cushing....... Group Chief Executive (1996-Present), Group Managing Di-     1997    47
                          rector (1995-1996), Director--Services Businesses (1992-
                          1995), Inchcape PLC, an international distribution busi-
                          ness (also a director of Bunzl PLC)
Kurt E. Dinkelacker..... Executive Vice President and Chief Financial Officer         1996    44
                          (1997-Present; 1993-1995), President (1995-1997) and
                          Chief Operating Officer (1996-1997), IKON Office Solu-
                          tions, Inc. (also a member of the Finance Committee of
                          Crozer-Keystone Health System)
William F. Drake, Jr. .. Vice Chairman (1984-Present) and General Counsel (1996-      1969    65
                          Present), IKON Office Solutions, Inc.; Of Counsel (1996-
                          Present), Partner (1984-1996), Montgomery, McCracken,
                          Walker & Rhoads (also a director of Nocopi Technologies,
                          Inc.)
Thomas P. Gerrity....... Dean and Professor, The Wharton School of the University             56
                          of Pennsylvania (1990-Present) (also a director of CVS
                          Corporation, Digital Equipment Corporation, Fannie Mae,
                          Reliance Group Holdings, Inc., Sun Company, Inc. and
                          Union Carbide Corporation)
Frederick S. Hammer..... Chairman, Inter-Atlantic Group (1994-Present); Chairman,     1986    61
                          Chief Executive Officer and a director, Mutual of Amer-
                          ica Capital Management Corporation (1993-1994); Presi-
                          dent, SEI Asset Management Services Group (1989-1993)
                          (also a director of Tri-Arc Financial Services and Na-
                          tional Media Corporation)

                                                                                      YEAR
                                                                                     BECAME
          NAME             PRINCIPAL OCCUPATION OR EMPLOYMENT FOR PAST FIVE YEARS   DIRECTOR AGE
          ----             ------------------------------------------------------   -------- ---
Barbara Barnes           Chairman of Independent Directors, IKON Office Solutions,
 Hauptfuhrer............  Inc. (also a director of The Vanguard Group of Invest-      1988    69
                          ment Companies and of each of the mutual funds in the
                          Group (1972-Present), The Great Atlantic and Pacific Tea
                          Co., Inc. (1975-Present), Knight Ridder, Inc. (1979-
                          Present), Massachusetts Mutual Life Insurance Co. (1979-
                          Present) and Raytheon Company (1987-Present))
Richard A. Jalkut....... President and Chief Executive Officer, PathNet, a tele-      1996    52
                          communications company; President and Group Executive
                          (1992-1997), Nynex Telecommunications Group; President
                          and Chief Executive Officer, New York Telephone (prede-
                          cessor to Nynex Telecommunications) (1991-1992) (also a
                          director of Marine Midland Bank)
John E. Stuart.......... Chairman (1995-Present) and Chief Executive Officer          1993    53
                          (1993-Present), President (1993-1996), Vice President
                          (1989-1993), Group President, Office Products Group
                          (1985-1993), IKON Office Solutions, Inc. (also a direc-
                          tor of Foster Wheeler Corporation)

SECURITY OWNERSHIP

  As of November 24, 1997, shares of common stock of IKON were beneficially owned (as determined by rules of the Securities and Exchange Commission, although in certain cases the persons may disclaim beneficial ownership), by the current directors and nominees, by each of the individuals named in the Summary Compensation Table (on page 8), and by all current directors and executive officers of IKON as a group, as follows:

                                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                -----------------------------------------------
                                  SOLE VOTING       SHARED VOTING    ACQUIRABLE
                                      AND              AND/OR          WITHIN
                                INVESTMENT POWER INVESTMENT POWER(3) 60 DAYS(4)
                                ---------------- ------------------- ----------
   James R. Birle..............      12,468                  0           3,390
   Philip E. Cushing...........           0                  0               0
   Kurt E. Dinkelacker.........      40,644              7,389         162,097
   William F. Drake, Jr........     152,139              2,363          16,218
   James J. Forese.............      78,824                 58         148,830
   David M. Gadra..............         994                 54           2,395
   Thomas P. Gerrity (1).......           0                  0               0
   Frederick S. Hammer.........      14,022                  0          37,431
   Barbara Barnes Hauptfuhrer
    (2)........................       4,431                  0          49,110
   Richard A. Jalkut...........       4,268                  0           3,619
   John E. Stuart..............     141,088             63,731         660,095
   All directors and executive
    officers as a group (17
    persons)...................     585,804            128,887       1,170,762

  --------
  (1) On December 1, 1997, Mr. Gerrity purchased 1,000 shares of IKON common stock.
  (2) From time to time, various mutual funds in the Vanguard Group of Investment Companies (the "Vanguard Group") own shares of IKON common stock. As a director of The Vanguard Group and of each of the funds therein, Mrs. Hauptfuhrer shares voting and investment power over these shares of IKON common stock with eight other directors. Mrs. Hauptfuhrer disclaims beneficial ownership of these shares.
  (3) Includes all shares held under IKON's Retirement Savings Plan, Executive Deferred Compensation Plan Trust, and, where applicable, shares owned by spouses or minor children.
  (4) Represents shares which may be acquired within 60 days of November 24, 1997 through the exercise of stock options, vesting under IKON's Partners' Stock Purchase Plan, or the conversion of preferred stock.

  As of November 24, 1997, for each of the individuals named on the previous page, the percentage of common stock beneficially owned was less than 1%. The percentage of common stock beneficially owned by all current directors and executive officers as a group was approximately .53%. As of November 24, 1997, IKON employees, through direct ownership or employee benefit plans, owned approximately 8.5% of the outstanding shares of IKON common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  For the fiscal year ended September 30, 1997, all reports required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 on behalf of IKON's directors and officers to reflect beneficial ownership of IKON's securities were timely filed.

COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS

  During fiscal 1997, there were four standing committees of the Board of
Directors: the Audit Committee, the Human Resources Committee, the Investment Committee and the Interim Committee. Between meetings of the Board of Directors, its powers may be exercised by these standing committees, and they, as well as the Board of Directors, sometimes act by unanimous written consent.

  The Audit Committee (Messrs. Jalkut, Birle, Hammer and Mrs. Hauptfuhrer) met four times during the fiscal year ended September 30, 1997. Its functions are to review the report of IKON's independent auditors relating to their audit of the financial statements of IKON, to review and discuss internal financial controls with both the independent auditors and internal auditors, and to direct that special studies relating to the adequacy of financial controls and accounting procedures be made from time to time as the Committee deems desirable.

  The Human Resources Committee (Mrs. Hauptfuhrer and Messrs. Birle, Jalkut and Hammer) met five times during the fiscal year. It is responsible for reviewing and evaluating persons who are suggested as nominees for election as members of the Board of Directors, and for making recommendations to the Board of Directors concerning such nominees. The Human Resources Committee is also responsible for setting policies regarding executive compensation and for determining the salaries and other compensation of each of the executive officers of IKON (See "Human Resources Committee Report on Executive Compensation" on page 5). The Committee also has all of the powers and exercises all of the duties of the Board of Directors as described in IKON's stock option, stock purchase, deferred compensation and other similar plans.

  During the fiscal year, the Board of Directors met seven times. Each director attended at least 75% of the total number of the meetings of the Board of Directors and the meetings of all committees on which he or she served.

                       PERFORMANCE OF IKON COMMON STOCK

  The following graph compares the cumulative total shareholder return of IKON common stock with the cumulative total return of: (i) the Standard & Poor's 500 Stock Index, and (ii) an industry peer group based on the S&P 500 Office Equipment & Supplies SubIndex (the "SubIndex"). Cumulative total shareholder return is measured by assuming an investment of $100 made on January 2, 1997 (with dividends reinvested).


                               [GRAPH APPEARS HERE]


           Date            IKON            S&P 500         Subindex

          1/2/97          $100.00         $100.00           $100.00
         3/31/97            80.79          103.20            104.90
         6/30/97            60.23          121.21            121.15
         9/30/97            61.83          121.15            141.79


  On December 31, 1996, Alco Standard Corporation ("Alco", which was the name under which the Company formerly operated), completed a spin-off of its wholly-owned subsidiary, Unisource Worldwide, Inc. ("Unisource"), its paper and supply systems distribution business, which comprised 63.2% of the Company's revenues and 30.3% of its operating income for fiscal 1996. The spin-off was accomplished by the Company's distribution of a tax-free dividend to the Company's shareholders consisting of all of the common shares of Unisource. On January 2, 1997 (the first business day after the effective date of the distribution), Unisource began trading on the New York Stock Exchange as a separate public company. On January 23, 1997, the Company changed its name from Alco Standard Corporation to IKON Office Solutions, Inc.

  Because of the material contribution of Unisource to the Company's total shareholder return (as measured by stock price performance, with dividends reinvested) for fiscal years 1993 through 1996, the performance graph shown above does not include fiscal years prior to 1997, and, for 1997, includes only the nine-month period beginning on January 2, 1997. Also, in prior years, the Company's performance graph included an industry peer group based on a combination of the S&P 500 Office Equipment and Supplies SubIndex and the S&P 500 Paper and Forest Products SubIndex (weighted on the basis of the respective operating income contributions of the Company's office equipment and paper distribution groups). Because of the Unisource spin-off, the performance graph shown above includes only the S&P 500 Office Equipment & Supplies SubIndex.

                            EXECUTIVE COMPENSATION

HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  IKON's executive compensation program is administered by the Human Resources Committee of the Board of Directors, which has responsibility for all aspects of the compensation program for the executive officers of IKON. The Human Resources Committee (the "Committee") is comprised of the four directors listed at the end of this report, none of whom is an employee of IKON and each of whom qualifies as a non-employee director for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and an outside director for purposes of
Section 162(m) of the Internal Revenue Code (the "Code").

  The Committee's primary objective is to establish and administer programs which attract and retain key executives, and to align their compensation with IKON's performance, business strategies and growth in shareholder value. To this end, the Committee has established and the Board of Directors has endorsed an executive compensation philosophy which includes the following elements:

  --A "pay-for-performance" orientation under which compensation reflects corporate, business unit and individual performance;

  --An emphasis on stock incentives to closely align the interest of executives with the long-term interests of shareholders;

  --An emphasis on total compensation under which base salaries are generally set at or near competitive levels but which motivates and rewards executives with total compensation, including incentive programs, at or above competitive levels if corporate or individual performance is superior;

  --An appropriate balance of short and long-term compensation which facilitates retention of talented executives, rewards long-term strategic planning, and encourages IKON stock ownership;

  --Recognition that as an executive's level of responsibility increases, a greater portion of the total compensation opportunity should be based on stock and other performance incentives and less on salary and benefits; and

  --Recognition that selective use of executive employment and noncompete agreements will enable IKON to attract and retain talented key executives and will enable management to place its exclusive focus on strategic planning and operational issues affecting the business.

  As a matter of policy, the Committee has generally structured the Company's executive compensation plans so that payments under such plans will be excluded from compensation subject to the $1,000,000 deduction limit of
Section 162(m) of the Code.

  The primary components of IKON's executive compensation program are (a) base salaries; (b) annual cash bonus opportunities; (c) long-term incentive opportunities; and (d) executive employment and noncompete agreements.

BASE SALARIES

  Base salaries for executive officers are reviewed annually and, except for Messrs. Stuart's, Dinkelacker's and Gadra's salaries, which are set at certain minimum levels pursuant to their employment contracts, are subject to adjustment on the basis of individual, corporate, and business unit performance, as well as competitive, inflationary and internal equity considerations. Base salaries generally are fixed at or near the 50th percentile of predicted executive salaries paid by comparable companies based upon survey data compiled by IKON's independent compensation consultants. The Committee does not consider the market for determining the compensation of IKON's executives to be limited to the companies included in the industry peer group used for the performance graph on page 4. The companies considered to be comparable to IKON for compensation purposes include a broad cross-section of companies which are representative of distribution companies generally and companies which have operating margins similar to IKON's operating margins.

  In continuing the $900,000 base salary of Mr. Stuart for fiscal 1997, the Committee evaluated the factors described above which are used for setting compensation generally, as well as Mr. Stuart's record and leadership abilities as Chairman and Chief Executive Officer of the Company during fiscal 1996, including growth in revenues from continuing operations of 32.6% and growth in operating income from continuing operations of 56.2% in fiscal 1996 compared with fiscal 1995 (excluding transformation costs).

ANNUAL BONUS

  Annual bonus payments to executive officers are awarded pursuant to the IKON Office Solutions, Inc. Annual Bonus Plan, and are based on corporate or business unit performance compared to the targets established for the year. These annual bonus payments are in amounts equal to a percentage of base salary. They generally range from 0% for threshold, 30-50% for target, and 60-100% for maximum performance. For the individuals named in the Summary Compensation Table, annual bonus potential (as a percentage of base salary) is 0% for threshold, 50% for target and 100% for maximum performance. For performance between threshold and maximum levels, bonus awards are prorated on a straight-line basis. For corporate officers, targets for fiscal 1997 were based upon growth in "economic value per share," a concept which measures growth in economic value under a variation of the Holt financial model. As used in this model, "economic value" reflects the results of the performance factors and investment variables which are within management's control. It disregards macro-economic factors such as interest rates and taxes which also affect market prices for IKON common stock. As a result, changes in "economic value per share" may not be accompanied by corresponding increases or decreases in stock prices over the measurement period. For fiscal 1997, the annual bonus plan for corporate officers was based on increases in economic value per share over this value at the end of fiscal 1996. The threshold, target and maximum increases were fixed at 15%, 17.5% and 20%, respectively. For fiscal 1997, IKON achieved growth in economic value per share of 8.9% over this value at the end of fiscal 1996. Because of this performance, Messrs. Stuart, Dinkelacker, Forese and Drake did not receive bonuses for fiscal 1997. Mr. Gadra, who commenced employment as Senior Vice President and Chief Information Officer of IKON on August 1, 1996, received a first-year bonus of $157,500 during fiscal 1997 pursuant to his employment contract.

LONG TERM INCENTIVE COMPENSATION

 LTIP Awards

  The IKON Office Solutions, Inc. Long Term Incentive Compensation Plan ("LTIP") is intended to align the long-term interests of IKON's executives with those of IKON's shareholders. The LTIP motivates and rewards growth in shareholder value by granting to eligible executives awards which vest only if certain performance criteria are met. For corporate officers, the LTIP is generally based on total shareholder return (stock price appreciation with dividends reinvested). Total shareholder return ("TSR") is generally measured over successive three-year periods (with a new three-year period beginning every fiscal year) and awards, if vested, are paid at the end of each such three-year period. The LTIP payout is dependent upon achievement of threshold, target and maximum performance targets. For performance between threshold and maximum, the payout is prorated on a straight-line basis.

  On December 31, 1996, the Company completed the tax-free distribution of all of the common stock of Unisource to the Company's shareholders. Because of the material contribution of Unisource to the Company's 1995 and 1996 financial results, the Committee determined that continuous measurement of the Company's TSR over the three-year periods ending September 30, 1997 (for the 1995-1997 plan period) and September 30, 1998 (for the 1996-1998 plan period) was not appropriate. Therefore, in November 1996, the Committee determined that performance for the first two years of the 1995-1997 plan period (1995 and 1996) and the first year of the 1996-1998 plan period (1996) would be determined separately from performance for the remainder of the respective periods. The Committee also determined that prorated awards to corporate officers for these two-year and one-year separated periods had, in fact, already been earned, based on compound growth in economic value and cash flow of the office equipment group (as a separate internal business unit of the Company) as determined under the Company's internal shareholder value model. Therefore, these earned awards, which were attributable to fiscal 1995 and 1996 performance, became vested and were scheduled for payment at the end of the 1995-1997 and 1996-1998 plan periods, respectively. In addition, the Committee determined that, because of the spin-off, a nine-month TSR measurement (January 1 through September 30, 1997) would be used for fiscal 1997 and that the customary twelve-month TSR measurement would be used for all fiscal years thereafter. Also, beginning with the 1997-1999 plan period, LTIP payout entitlements will be measured by calculating TSR performance over the entire plan period.

  In November 1997, the Committee authorized the payment of vested LTIP awards (described on the foregoing page) for the portion of 1995-1997 plan period which consisted of the two-year period ended September 30, 1996. The Committee also evaluated whether IKON had met the criteria for prorated LTIP payouts for the portion of the 1995-1997 plan period which consisted of the nine-month period ended September 30, 1997. The targets (under the Company's internal shareholder value model) for the two-year period were 19.67% for threshold performance, 21.05% for target performance and 22.63% for maximum performance. The office equipment group (as a separate internal business unit of the Company) achieved a two-year performance of 31.4% for this period. Because of this performance, Messrs. Stuart and Dinkelacker received LTIP payouts of $575,540 and $236,990, respectively, for this period.

  For the nine-month period ended September 30, 1997, performance targets for corporate officers were based on IKON's TSR as compared to the TSR of the S&P
500. In order for an award to be paid for this period, IKON's TSR (expressed as a percentage of the S&P 500 TSR) must have equaled or exceeded 100% of the S&P 500 TSR. In fact, IKON's TSR for this nine-month period was 48.1% of the S&P 500 TSR. Therefore, no LTIP awards were paid during fiscal 1997 to corporate officers for this nine-month period.

 Stock Options

  Stock options are granted as a reward for past performance and as motivation for future performance which maximizes shareholder value. Stock options are generally granted for ten-year terms and vest over specified employment periods. The exercise price of these stock options is the fair market value of IKON common stock on the date of grant.

  In fiscal 1997, Mr. Dinkelacker's receipt of an option to purchase 200,000 shares was in recognition of his significant contribution to the outstanding financial performance of the Company during fiscal 1996. Mr. Drake's receipt of an option to purchase 75,000 shares reflected his appointment to the position of General Counsel. In addition, as a motivation for future long-term performance, during fiscal 1997, Mr. Stuart received an option to purchase 20,000 shares, Mr. Dinkelacker received an option to purchase 10,000 shares, each of Mr. Forese and Mr. Drake received an option to purchase 5,000 shares, and Mr. Gadra received an option to purchase 4,000 shares.

  During fiscal 1997, the Committee authorized the execution of employment contracts with Messrs. Stuart and Dinkelacker, pursuant to which Mr. Stuart received a grant of options to purchase 250,000 shares of IKON common stock, and Mr. Dinkelacker received a grant of options to purchase 50,000 shares of IKON common stock. The options have an extended vesting schedule, so that 40% of the options vest in 2002, and 60% of the options vest in 2006. For further information on Messrs. Stuart's and Dinkelacker's employment contracts, see "Employment Contracts," below, and "Change in Control Arrangements and Executive Employment Contracts" on page 12.

EMPLOYMENT CONTRACTS

  During fiscal 1997, the Committee determined, after consultation with independent compensation consultants, that certain key senior executives should be requested to enter into employment and noncompete contracts with the Company. The Committee believes that this selective use of employment contracts provides leadership continuity which will benefit the Company's shareholders and employees, and insures that key executives who terminate employment with IKON will not enter into competing businesses. In addition, such contracts allow senior management to focus exclusively on strategic planning and financial and operational issues affecting the business, and create an incentive for the executive to drive performance which will contribute to shareholder value and future growth. Accordingly, during fiscal 1997, the Committee authorized the execution of employment and noncompete contracts with Messrs. Stuart and Dinkelacker. In addition, Mr. Gadra entered into an employment and noncompete contract when he commenced employment with IKON in August 1996. The Committee expects that additional contracts with other corporate officers will be executed from time to time. For further information on executive employment and noncompete contracts see "Change in Control Arrangements and Executive Employment Contracts" on page 12.

THE HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS

    Barbara Barnes Hauptfuhrer (Chairman)
    James R. Birle
    Frederick S. Hammer
    Richard A. Jalkut

                       --------------------------------

SUMMARY OF EXECUTIVE COMPENSATION

  The following table provides a summary of all compensation for the five most highly compensated officers of IKON during the fiscal years ended September 30, 1997, 1996 and 1995:

                          SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------------
                                ANNUAL COMPENSATION         LONG TERM COMPENSATION
                       -----------------------------------------------------------------
                                                        AWARDS
          NAME                                        ----------               ALL OTHER
           AND                                        SECURITIES                COMPEN-
        PRINCIPAL        FISCAL                       UNDERLYING     LTIP       SATION
       POSITION(1)        YEAR  SALARY($)  BONUS($)   OPTIONS(2) PAYOUTS($)(3)  ($)(4)
       -----------       ------ ---------- ---------  ---------- ------------- ---------
  John E. Stuart          1997     900,000         0   270,000       575,540    377,627
   Chairman and           1996     900,000   900,000    24,684     1,586,923    251,909
   Chief Executive        1995     850,000   850,000        0        826,821    208,160
   Officer
  Kurt E. Dinkelacker     1997     350,000         0   260,000       236,990    124,226
   Executive Vice         1996     350,000   350,000    11,108       680,096    100,741
   President and Chief    1995     350,000   350,000         0       354,340     89,143
   Financial Officer
  James  J.  Forese       1997     425,000         0     5,000             0    183,841
   Executive Vice         1996     487,500   487,500   388,773             0     46,411
   President and          1995           0         0     4,574             0     18,200
   President of
   International
   Operations
  William F. Drake, Jr.   1997     325,000         0    80,000             0     60,721
   Vice Chairman and      1996     100,000         0         0             0     15,000
   General Counsel        1995     100,000         0         0             0     19,796
  David  M.  Gadra        1997     225,000   157,500     4,250             0     19,178
   Senior Vice            1996      37,500    75,000    11,725             0    125,377
   President and Chief    1995           0         0         0             0          0
   Information Officer

(1) In April 1997, Mr. Dinkelacker, who had been serving as President and Chief Operating Officer, assumed the position of Executive Vice President and Chief Financial Officer. In January 1996, Mr. Forese, who had been serving as an independent director of the Company, was named Executive Vice President and Chief Operating Officer, and in November 1996, he assumed the position described above. In October 1996, Mr. Drake, who had been serving as IKON's Vice Chairman, also assumed the role of General Counsel. Mr. Gadra commenced employment with IKON in the position described above on August 1, 1996.

(2) Option awards for fiscal 1996 and fiscal 1995 have been adjusted to reflect the spin-off of Unisource.

(3) LTIP payouts were distributed in the form of shares of common stock. The values above are based on the fair market value of the Company's common stock on September 30, 1997, September 30, 1996 and September 30, 1995, the last day of the respective plan periods. For fiscal 1997, LTIP payouts represent vested awards attributable to fiscal 1995 and 1996 performance (see "Long-Term Incentive Compensation--LTIP Awards" on page 6).
(4) Includes the value of shares of IKON common stock purchased with matching company contributions under IKON's Partners' Stock Purchase Plan and Retirement Savings Plan, calculated as of the date of purchase, as follows: John E. Stuart--$263,129 (1997), $247,073 (1996), and $200,356
    (1995); Kurt E. Dinkelacker-- $101,631 (1997), $99,907 (1996), and $83,878
    (1995); James J. Forese--$114,719 (1997), $46,411 (1996), and $4,924
    (1995); William F. Drake, Jr.--$36,594 (1997), $15,000 (1996), and $14,564
    (1995); David M. Gadra--$19,178 (1997) and $377 (1996). For Messrs.
    Stuart, Dinkelacker, Forese and Drake, the remaining amounts represent above-market interest earned on deferred compensation. For Mr. Gadra, the remaining amounts represent a one-time payment of $100,000 to compensate Mr. Gadra for the forfeiture of stock options attributable to his previous employment, and $25,000 in relocation compensation.

OPTION GRANTS

  The following table shows option grants to the five individuals named in the Summary Compensation Table during the fiscal year ended September 30, 1997:

                       OPTION GRANTS IN LAST FISCAL YEAR
-------------------------------------------------------------------------------

                                       % OF TOTAL
                            NUMBER      OPTIONS
                         OF SECURITIES GRANTED TO EXERCISE
                          UNDERLYING   EMPLOYEES  OR BASE               GRANT
                            OPTIONS    IN FISCAL   PRICE   EXPIRATION   DATE
           NAME           GRANTED (#)   YEAR (%)   ($/SH)     DATE    VALUE ($)
           ----          ------------- ---------- -------- ---------- ---------
  John E. Stuart........     20,000(1)    1.46     44.625   1/23/07     308,361
                            250,000(3)   18.25     26.75     5/1/07   2,202,500
  Kurt E. Dinkelacker...     10,000(1)     .73     44.625   1/23/07     155,962
                            200,000(2)    14.6     44.625   1/23/07   3,073,606
                             50,000(3)    3.65     26.75     5/1/07     440,500
  James J. Forese.......      5,000(1)     .36     44.625   1/23/07      78,849
  William F. Drake, Jr.
   .....................      5,000(1)     .36     44.625   1/23/07      84,150
                             75,000(2)    5.47     44.625   1/23/07   1,161,232
  David M. Gadra .......      4,000(1)     .29     44.625   1/23/07      62,458
                                250(2)     .02     44.625   1/23/07       3,934

(1) These stock options were granted at an exercise price equal to fair market value of IKON common stock on the date of grant, and become exercisable 33 1/3% on the third, fourth and fifth anniversaries of the date of grant, but may be accelerated if certain performance criteria are met; the present value of these options was calculated using the Black-Scholes option valuation methodology, based on the following assumptions: (a) ten-year option term; (b) the options become exercisable as described above;
    (c) 6.58% expected risk-free rate of return; (d) 27.26% expected volatility; and (e) .36% expected dividend yield. Based upon these assumptions, the value of each incentive stock option was $16.83 on the date of grant and the value of each non-qualified stock option was $15.24 on the date of grant. Optionees received both types of options in amounts determined by current requirements under the Internal Revenue Code (the "Code").
(2) These stock options were granted at an exercise price equal to fair market value of IKON common stock on the date of grant and become exercisable 20% on the first five anniversaries of the date of grant; the present value of these options was calculated using the Black-Scholes option valuation methodology, based upon the same assumptions used in (1), above, except that, for these options, the methodology assumes that the options become exercisable 20% per year. Based upon these assumptions, the value of each incentive stock option was $16.96 on the date of grant and the value of each non-qualified stock option was $15.35 on the date of grant. Optionees received both types of options in amounts determined by current requirements under the Code.
(3) These non-qualified stock options were granted in connection with Messrs. Stuart's and Dinkelacker's employment and noncompete agreements at an exercise price equal to fair market value of IKON common stock on the date of grant. For Mr. Stuart, options to purchase 100,000 shares become exercisable on April 30, 2002, and options to purchase the remaining 150,000 shares become exercisable on November 30, 2006. For Mr. Dinkelacker, options to purchase 20,000 shares become exercisable on April 30, 2002, and options to purchase the remaining 30,000 shares become exercisable on November 30, 2006. The present value of these options was calculated using the Black-Scholes option valuation methodology, based upon the following assumptions: (a) ten-year option term; (b) the options become exercisable as described in the foregoing sentence; (c) 6.71% expected risk-free rate of return; (d) 38.81% expected volatility and (e) .60% expected dividend yield. Based upon these assumptions, the value of each non-qualified stock option was $8.81 on the date of grant.

LONG TERM INCENTIVE COMPENSATION PLAN

  The following table shows the LTIP awards granted to each of the named individuals under the Long Term Incentive Compensation Plan during the fiscal year ended September 30, 1997 and the cash awards which will become payable, if earned, after fiscal 1999 upon attainment of threshold, target and maximum performance levels.

             LONG TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR
-------------------------------------------------------------------------------

                              PERFORMANCE
                                OR OTHER
                      CASH    PERIOD UNTIL   ESTIMATED FUTURE PAYOUTS (CASH)(2)
                      AWARD  MATURATION OR  ------------------------------------
        NAME         ($)(1)     PAYMENT     THRESHOLD ($) TARGET ($) MAXIMUM ($)
        ----         ------- -------------- ------------- ---------- -----------
  John E. Stuart...  892,500 1/1/97-9/30/99       0        446,250     892,500
  Kurt E.
   Dinkelacker.....  446,250 1/1/97-9/30/99       0        223,125     446,250
  James J. Forese..  223,125 1/1/97-9/30/99       0        111,526     223,125
  William F. Drake,
   Jr. ............  223,125 1/1/97-9/30/99       0        111,526     223,125
  David M. Gadra ..  178,500 1/1/97-9/30/99       0         89,250     178,500

(1) Represents the LTIP cash award granted, which, if vested, will entitle the participant to receive a cash payout. For a description of the LTIP and the basis for the awards shown in the above table, see "Human Resources Committee Report on Executive Compensation" on page 5.
(2) Represents the cash payout which will be received upon attainment of threshold, target and maximum performance. For performance between threshold and maximum, the cash award to be received will be prorated on a straight-line basis.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

  No options were exercised by any of the individuals named in the Summary Compensation Table during the fiscal year ended September 30, 1997. The following table shows fiscal year-end option values for each of the individuals named in the Summary Compensation Table for the fiscal year ended September 30, 1997:

                                 OPTION VALUES
-------------------------------------------------------------------------------

                             NUMBER OF    NUMBER OF    VALUE OF
                            SECURITIES   SECURITIES   UNEXERCISED   VALUE OF
                            UNDERLYING   UNDERLYING     IN-THE-    UNEXERCISED
                            UNEXERCISED  UNEXERCISED     MONEY    IN-THE-MONEY
                            OPTIONS AT   OPTIONS AT   OPTIONS AT   OPTIONS AT
                              FY-END       FY-END       FY-END       FY-END
                            EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
         NAME                 (#)(1)       (#)(1)       ($)(2)       ($)(2)
         ----               ----------- ------------- ----------- -------------
  John E.Stuart............   529,865      541,771     4,287,445    1,412,236
  Kurt E. Dinkelacker......    94,787      320,476       689,048      281,990
  James J. Forese..........    74,052      319,721             0            0
  William F. Drake, Jr.....       741       80,000         8,435            0
  David M. Gadra...........     2,345       13,630             0            0

(1) Options granted prior to January 1, 1997 have been adjusted to reflect the spin-off of Unisource.
(2) Value of unexercised options equals fair market value of IKON common stock as of September 30, 1997 less exercise price, multiplied by the number of shares underlying the stock options.

PENSION PLAN AND SUPPLEMENTAL RETIREMENT PLANS

  Certain executive officers of IKON (including the individuals named in the Summary Compensation Table on page 8) are participants in a pension plan (the "pension plan") for salaried employees which provides to eligible retired employees at age 65 annual pension benefits equal to the number of years of credited service multiplied by 1% of average annual compensation earned during the three consecutive years within the employee's last ten years of participation in the pension plan which yield the highest average. All pension plan costs are paid by IKON and the pension plan and benefits are funded on an actuarial basis. The years of credited service as of September 30, 1997 for the individuals named in the Summary Compensation Table were: John E. Stuart--
11.9 years; Kurt E. Dinkelacker--12.3 years; James J. Forese--1.8 years; William F. Drake, Jr.--28.8 years; David M. Gadra--1.2 years.

  IKON also has a Supplemental Executive Retirement Plan ("SERP"). Coverage under the SERP is limited to participants in the IKON pension plan who are not commissioned sales employees and whose benefits under the pension plan are limited because of (a) restrictions imposed by the Code on the amount of benefits which may be paid from a tax-qualified plan, (b) restrictions imposed by the Code on the amount of an employee's compensation that may be taken into account in calculating benefits to be paid from a tax-qualified plan, or
(c) any reductions in the amount of compensation taken into account under the pension plan because of an employee's participation in certain deferred compensation plans sponsored by IKON or one of its subsidiaries. The SERP provides for a supplement to the annual pension paid under the pension plan to participants who attain early or normal retirement under the pension plan or who suffer a total and permanent disability while employed by IKON or one of its subsidiaries and to the pre-retirement death benefits payable under the pension plan on behalf of such participants who die with a vested interest in the pension plan. The amount of the supplement will be the difference, if any, between the pension or pre-retirement death benefit paid under the pension plan and that which would otherwise have been payable but for the restrictions imposed by the Code and any reduction in the participant's compensation for purposes of the pension plan because of his participation in certain deferred compensation plans of IKON or one of its subsidiaries. The maximum amount of annual compensation upon which such supplement may be based is $500,000 per participant.

  The following table shows estimated annual retirement benefits that would be payable to participants under IKON's pension plan and, if applicable, the SERP, upon normal retirement at age 65 under various assumptions as to final average annual compensation and years of credited service and on the assumption that benefits will be paid in the form of a single life annuity. The benefits are not subject to any deduction for Social Security benefits.

                       ESTIMATED ANNUAL RETIREMENT BENEFITS
   -----------------------------------------------------------------------------
                                              YEARS OF CREDITED SERVICE
   FINAL AVERAGE                     -------------------------------------------
   COMPENSATION                         5       10       20       30       35
   -------------                     ------- -------- -------- -------- --------
   $200,000......................... $10,000 $ 20,000 $ 40,000 $ 60,000 $ 70,000
    250,000.........................  12,500   25,000   50,000   75,000   87,500
    300,000.........................  15,000   30,000   60,000   90,000  105,000
    400,000.........................  20,000   40,000   80,000  120,000  140,000
    500,000 or above................  25,000   50,000  100,000  150,000  175,000

  Covered compensation under the pension plan and SERP of each of the named individuals includes salary and bonus as set forth in the Summary Compensation Table.

CERTAIN TRANSACTIONS

  IKON has adopted a loan program which encourages persons designated as "partners" to purchase and retain IKON stock. It offers to make loans to partners with the requirement that the loan be secured by the borrower's pledge of IKON stock having a value at the time of the loan of not less than twice the amount of the loan. The loans are payable upon demand and bear interest at an annual rate of 6%. As of November 24, 1997, loans were outstanding to 27 partners in an aggregate amount of approximately $4.3 million. From October 1, 1996 to November 24, 1997, the indebtedness of the following individuals and groups under the loan program was as follows:

                               LARGEST AMOUNT OUTSTANDING AMOUNT OUTSTANDING AT
         NAME OR GROUP              DURING PERIOD($)      NOVEMBER 24, 1997($)
-------------------------------------------------------------------------------
  John E. Stuart..............           713,000                  713,000
  Kurt E. Dinkelacker.........           695,000                  695,000
  James J. Forese.............                 0                        0
  William F. Drake, Jr. ......           120,000                  120,000
  David M. Gadra..............                 0                        0
  All current executive
   officers
   as a group.................         2,116,000                2,116,000


  Mr. Drake, who serves as Vice Chairman and a director of the Company, was also elected its General Counsel effective October 1, 1996. He became Of Counsel to Montgomery, McCracken, Walker & Rhoads following his resignation as a Partner of that firm on September 30, 1996. Montgomery, McCracken, Walker & Rhoads rendered legal services to IKON and its subsidiaries during the 1997 fiscal year, and is expected to continue performing legal services during fiscal 1998.

CHANGE IN CONTROL ARRANGEMENTS AND EXECUTIVE EMPLOYMENT CONTRACTS

 Change in Control Arrangements--Employee Benefit Plans and Executive
Arrangements

  During fiscal 1997, with the advice of independent compensation consultants, the Human Resources Committee evaluated the Company's employee benefit plans in order to ensure that employee benefits would be adequately protected in the event of a change in control, and also reviewed IKON's change in control arrangements for senior executives. As a result of these evaluations, the Board approved amendments to IKON's Partners' Stock Purchase Plan, stock option plans, deferred compensation plans and supplemental executive retirement plan to provide for accelerated vesting (and, for certain plans, accelerated payout of benefits) for all participants upon a change in control, and also approved accelerated vesting and payout of accrued LTIP benefits upon a change in control. In addition, the Committee approved accelerated vesting for participants in the Company's 401(k) plan and master pension plan upon a change in control followed by the participant's involuntary employment termination within two years following the change in control.

  The Committee's evaluation of executive change in control arrangements was performed for the purpose of adopting measures, if needed, which would reinforce and encourage the continued attention and dedication of key executives to their duties during circumstances which might give rise to a change in control, without distraction by reason of personal circumstances. The Committee determined, after consultation with independent compensation consultants, that existing arrangements were not sufficient to meet such purpose. As a result, the Committee authorized agreements with corporate officers, including Messrs. Forese, Drake and Gadra, which provide that, in the event of a change in control (or, in some circumstances, a potential change in control) followed by the executive's involuntary termination of employment (or termination of employment by the executive for good reason) within two years after such change in control, the executive will receive the following: 1) full vesting in IKON's Stock Option Plan, Partners' Stock Purchase Plan and Retirement Savings Plan, 2) the executive's target annual bonus award for the year in which termination occurs, prorated to the date of termination, 3) an accelerated maximum LTIP payout for all outstanding LTIP plan periods, 4) a severance benefit equal to two times salary and two times target bonus, 5) continued group hospitalization, health, dental care, life insurance and disability insurance for two years, 6) an amount equal to the benefit associated with two years of credited service under the Company's pension plans, 7) an amount equal to the value of two years of company contributions under the Retirement Savings Plan and/or Partners' Stock Purchase Plan, 8) a one-year extension of any partner's loan repayment obligation to the Company, and 9) reimbursement for excise taxes (if any) payable as a result of benefits received upon a change in control. In the event that the terms of any employee benefit plan require vesting or payment upon an earlier date than the executive's change in control agreement, the earlier date will prevail.

  The employment contracts for Messrs. Stuart and Dinkelacker (described below) contain change in control provisions which are identical to the provisions in the executive change in control arrangements described above, except that Messrs. Stuart and Dinkelacker will receive a severance benefit equal to three times salary and three times target bonus upon involuntary employment termination after a change in control (or, in some circumstances, a potential change in control), welfare benefit continuation for three years, and an amount equal to three years of company contributions or credited service under the Company's Retirement Savings Plan and/or Partners' Stock Purchase Plan and pension plans. In addition, Messrs. Stuart and Dinkelacker are subject to a one-year noncompetition restriction upon voluntary employment termination or termination for cause following a change in control.

 Executive Employment Contracts

  During fiscal 1997, the Committee determined, after consultation with IKON's independent compensation consultants, that employment contracts should be entered into with Messrs. Stuart and Dinkelacker. The contracts, which were effective on May 1, 1997, provide that Messrs. Stuart and Dinkelacker will remain in the employ of IKON for three years. On each anniversary date of the contract, commencing May 1, 2000, the contract term shall be automatically renewed for a one-year period, unless either the Company or the executive provides appropriate notice of an intention not to renew. The contracts set Mr. Stuart's and Mr. Dinkelacker's salaries at an amount at least equal to their current salaries, and provide, for Mr. Stuart, that his percentage participation in any long-term or incentive compensation program shall be at the highest level provided to any participant in such program, and, for Mr. Dinkelacker, that his percentage participation in any such program shall be at the highest level provided to any participant other than the Chief Executive Officer. Mr. Stuart's and Mr. Dinkelacker's employment contracts further provide that they shall be entitled to participate in all employee benefit plans or programs (including, but not limited to, the Long-Term Incentive Compensation Plan, Partners' Stock Purchase Plan, deferred compensation plans, Partners' Loan Program, and Supplemental Executive Retirement Plan) for which the most senior executives of the Company are eligible. If Mr. Stuart or

Mr. Dinkelacker voluntarily terminates employment (or is terminated for cause or due to disability or death), no severance benefit is provided, except that, in the event of termination due to disability or death, the executive (or his estate) will receive an amount equal to target bonus, prorated to the date of termination. If the executive leaves employment voluntarily, or due to disability, or is terminated for cause, he may not compete with IKON for a one-year period following employment termination, and, unless otherwise determined by the Board, will forfeit any unvested options granted in connection with the employment contract.

  The employment contracts further provide that if Mr. Stuart's or Mr. Dinkelacker's employment is terminated without cause (or due to constructive discharge or the Company's failure to renew), the executive will receive a severance benefit equal to three times annual base salary (payable in equal bimonthly installments over a three-year period) and accrued bonus for the year of termination. The executive may not compete with IKON for a one-year period following such termination. If he competes with IKON during the second or third year following such termination, he forfeits all remaining severance payments.

  As consideration for Mr. Stuart's and Mr. Dinkelacker's agreement to enter into the employment contracts, Mr. Stuart received a grant of options to purchase 250,000 shares of IKON common stock and Mr. Dinkelacker received a grant of options to purchase 50,000 shares of IKON common stock. The options were granted at an exercise price equal to the fair market value of IKON common stock on the date of grant and have a ten-year term. Mr. Stuart will receive accelerated vesting of 100,000 stock options if his employment terminates involuntarily without cause (or due to constructive discharge, retirement after age 55 or the Company's failure to renew) prior to April 30, 2002, and will receive acceleration of vesting of the remaining 150,000 stock options if his employment terminates involuntarily without cause (or due to constructive discharge, retirement after age 55 or the Company's failure to renew) prior to November 30, 2006. Mr. Dinkelacker will receive accelerated vesting of 20,000 stock options if his employment terminates involuntarily without cause (or due to constructive discharge or the Company's failure to renew) prior to April 30, 2002, and will receive accelerated vesting of the remaining 30,000 stock options if his employment terminates involuntarily without cause (or due to constructive discharge or the Company's failure to renew) prior to November 30, 2006.

  Mr. Stuart's and Mr. Dinkelacker's employment contracts contain certain additional provisions regarding payment of benefits upon employment termination following a change in control, which are further described under "Change in Control Arrangements--Employee Benefit Plans and Executive Arrangements," beginning on page 12.

  Mr. Gadra executed a three-year employment contract upon his commencement of employment with IKON on August 1, 1996. The contract provides for a guaranteed annual salary of at least $225,000, a one-time payment of $100,000 (to compensate Mr. Gadra for the forfeiture of options attributable to his previous employment), relocation compensation of $25,000, a guaranteed fiscal 1996 bonus of $75,000, and a fiscal 1997 bonus of $157,500. In addition, Mr. Gadra received a grant of options to purchase 11,725 shares of IKON common stock in connection with his employment contract. Such options vest and become exercisable 20% on the first five anniversaries of the date of grant. If Mr. Gadra's employment is involuntarily terminated by the Company without cause during the contract term, he will receive a severance benefit equal to the base salary he would have received for the remainder of the contract term (payable in equal bimonthly installments for the remainder of the contract term), accrued bonus for the fiscal year in which his employment terminates, continued vesting under the Company's Stock Option Plan, Partners' Stock Purchase Plan and Retirement Savings Plan, and continued participation in the Company's group hospitalization, health, dental care, life insurance and disability plans until the end of the term. If Mr. Gadra voluntarily terminates employment during the term, or his employment terminates due to disability or death, or for cause, he shall be entitled to receive unpaid base salary until the date of termination, and any unpaid accrued benefits under IKON's benefit plans as of the date of termination. Unless otherwise determined by the Board, all unvested options will be forfeited upon any termination of employment.

  Mr. Gadra's contract further provides that, if Mr. Gadra's employment with the Company is terminated for any reason, he will not compete with the Company for a two-year period following the date of employment termination. Mr. Gadra is also subject to a change in control arrangement, which is further described under "Change in Control Arrangements--Employee Benefit Plans and Executive Arrangements," beginning on page 12. In addition, Mr. Gadra's employment contract contains provisions which state that in the event of a change in control during the term, Mr. Gadra will receive the benefits he would receive under the employment contract following his involuntary termination without cause. In the event that benefits become payable upon a change in control both under Mr. Gadra's employment contract and his change in control arrangement, Mr. Gadra has the right to choose whether to receive benefits under the employment contract or the change in control arrangement.

DIRECTORS' COMPENSATION

  In fiscal 1997, all independent directors were entitled to receive fees of $25,000 per year for service on the Board of Directors, and attendance fees of $1,000 for each board and committee meeting attended. Committee members also received $3,000 per committee per year and committee chairmen received $3,000 per chairmanship per year. In addition, independent directors who served as trustees for the Company's employee benefit plans received $3,000 per year for services rendered to the plans, $3,000 per year for trustee chairmanship, and attendance fees of $1,000 for each trustees' meeting attended. In addition, Mrs. Hauptfuhrer, who has been a member of the Board since 1988, received $25,000 during fiscal 1997 for her services as Chairman of the Independent Directors. In this position, Mrs. Hauptfuhrer coordinates an annual evaluation of the performance of the Chief Executive Officer and holds periodic meetings of the independent directors.

  All of IKON's current directors have elected to receive a portion of their directors' fees (excluding attendance fees) in the form of options to purchase IKON common stock, pursuant to the terms of IKON's Stock Option Plan for Non-Employee Directors (the "Directors' Plan"), which enables directors of IKON to receive all or a portion of their directors' fees in the form of options to purchase IKON common stock at an exercise price equal to 75% of the fair market value of IKON common stock on the date such options are granted. The Directors' Plan provides for an annual grant of such discounted stock options to each director who has filed with IKON an election to receive such options in lieu of all or a portion of his or her Board, committee and trustee fees. The options are exercisable for twenty years (except in the case of death), but generally may not be exercised prior to the twelve-month anniversary of the date of grant.

  In addition to the above options, on January 23, 1997, each independent director received an automatic annual grant of options to purchase 800 shares of IKON common stock pursuant to the Directors' Plan. Options were granted at an exercise price equal to the fair market value of IKON common stock on the date of grant. Options are immediately exercisable and remain exercisable for a period of ten years from the date of grant.

  After the December 31, 1996 Unisource spin-off, the continuing directors of IKON retained independent compensation consultants to evaluate the Company's director compensation practices in order to ensure that directors' compensation practices continued to be competitive with other companies of IKON's size and scope. As a result of this evaluation, a new directors' compensation program was adopted, whereby directors will receive a greater portion of their compensation in the form of stock-based incentives, and a lesser portion of their compensation in the form of cash. The new program will be effective on January 22, 1998, and has the following components:

 Directors' Fees

  Effective January 22, 1998, each independent director will be entitled to receive fees of $30,000 per year for service on the Board of Directors and committees thereof, and $3,000 per year for service as a committee chairman or for services as chairman of the trustees for IKON's employee benefit plans. No attendance fees will be paid for attendance at regular Board and committee meetings, but a fee of $1,000 will be paid for attendance at special meetings. In addition, the Chairman of the Independent Directors will receive a fee of $5,000 per year.

 Annual Options

  Effective January 22, 1998, the automatic annual option grant to directors will increase from 800 to 2,000 options to purchase shares of IKON common stock.

 Elimination of Directors' Retirement Plan and Award of Restricted Stock

  Prior to May 1, 1997, independent directors who completed at least five full years of service as a director and who were not otherwise entitled to receive a pension benefit from IKON were entitled to receive a monthly retirement benefit after retiring from the Board of Directors. Payment of such benefit was to begin upon the later of the director's 70th birthday or his or her separation from service on the Board of Directors. The amount of such monthly benefit would have been equal to one-twelfth of the annual retainer in effect for such director (excluding committee fees, chairmanship fees, trustee fees and attendance fees) immediately preceding his or her separation from service on the Board of Directors. On May 1, 1997, in accordance with the recommendation of IKON's independent compensation consultants, the Human Resources Committee terminated the Directors' Retirement Plan. In lieu of the benefits offered by the Directors' Retirement Plan, each director will receive an annual award of 400 shares of restricted common stock (which will vest over a five-year period).

  As a result of the termination of the Director's Retirement Plan, Mrs. Hauptfuhrer and Mr. Hammer (who have each completed five full years of service) will be entitled to receive their respective accrued actuarial benefit under the plan ($210,264 and $105,564, respectively). The accrued benefit will be converted to shares of IKON restricted common stock (7,861 shares and 3,947 shares, respectively), based on the closing price of IKON common stock on May 1, 1997, the date of plan termination, and will be paid upon retirement from the Board.

 New Director Options

  In accordance with the new directors' compensation program, each non-employee director of IKON also receives a one-time grant of 25,000 options to purchase IKON common stock. Accordingly, on May 1, 1997, Messrs. Birle, Hammer, Jalkut and Mrs. Hauptfuhrer each received an option to purchase 25,000 shares of IKON common stock, and on November 6, 1997, Mr. Cushing received an option to purchase 25,000 shares of IKON common stock. The options were granted at an exercise price equal to the fair market value of IKON common stock on the date of grant, vest 20% on the first five anniversaries of the date of grant, and have a ten-year term. Each new non-employee director will receive a grant of 25,000 options to purchase IKON common stock on the date of his or her appointment to the Board.

                         II. GENERAL AND OTHER MATTERS

  The Board of Directors knows of no matter, other than as referred to in this proxy statement, which will be presented at the annual meeting of shareholders. However, if other matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their judgment in such matters. The Board of Directors is not aware that any nominee named herein will be unable or unwilling to accept nomination or election. Should any nominee for the office of director become unable to accept nomination or election, the persons named in the proxy will vote for the election of such other person, if any, as the Board of Directors may recommend.

  As the independent auditors for IKON, Ernst & Young LLP audited the financial statements of IKON for the fiscal year ended September 30, 1997 and will audit certain of its employee benefit plans as of that date. The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the auditors for IKON for the 1998 fiscal year. Representatives of Ernst & Young LLP are expected to be present at the meeting, and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to questions.

  The cost of soliciting proxies will be borne by IKON. Employees of IKON may solicit proxies personally or by telephone. In addition to solicitation by mail and by employees, arrangements have been made with

Corporate Investor Communications, Inc. to solicit proxies, at an expected cost of $7,000 (plus out-of-pocket expenses).

  Votes are tabulated by National City Bank, IKON's transfer agent. Shares represented by abstentions are counted in determining the number of shares present at a meeting, but are not counted as a vote in favor of a proposal, and therefore have the same effect as a vote withheld. Broker non-votes are counted in determining the number of shares present at a meeting.

  You are urged to sign and return your proxy promptly to make certain your shares will be voted at the meeting. If you sign and return your proxy, but do not vote on any director nominee, your shares will be voted in accordance with the recommendation of the Board of Directors. You may revoke the proxy at any time before it is voted by giving notice to the Secretary of IKON, and if you attend the meeting, you may vote your shares in person. For your convenience, a return envelope is enclosed, requiring no additional postage if mailed in the United States.

1999 ANNUAL MEETING

  If a shareholder desires to propose a matter for inclusion in the proxy material for the annual meeting of shareholders to be held in 1999, or to recommend nominees for election to IKON's Board of Directors, the Secretary of IKON must receive any such proposal or recommendation no later than August 11, 1998 at its principal office in Valley Forge, Pennsylvania.

                                                    Karin M. Kinney
                                                       Secretary

December 9, 1997

                        PROMPTLY COMPLETE AND RETURN THE
                      PROXY/VOTING INSTRUCTION FORM BELOW
                            IN THE ENVELOPE PROVIDED

                   Carefully fold & detach along perforation
--------------------------------------------------------------------------------


                         PROXY/VOTING INSTRUCTION CARD
                          IKON OFFICE SOLUTIONS, INC.

     The undersigned hereby appoints William F. Drake, Jr. and Karin M. Kinney, or either of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock or Preferred Stock of IKON Office Solutions, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on January 22, 1998, and any adjournments thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies heretofore given.
     For employees of IKON Office Solutions, Inc., this proxy also provides voting instructions for shares held for the account of the undersigned in the IKON Office Solutions, Inc. Retirement Savings Plan. The trustees for the Plan will vote these shares as directed provided you sign and return a proxy containing your voting instructions by January 19, 1998. IF NO VOTING INSTRUCTIONS ARE RECEIVED, THE TRUSTEES OF THE PLAN MAY VOTE YOUR SHARES IN THEIR DISCRETION (IN THE ABSENCE OF VOTING INSTRUCTIONS, THE TRUSTEES WILL GENERALLY VOTE YOUR SHARES IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS). SHARES OWNED BY YOU OTHER THAN THOSE HELD IN THE PLAN WILL BE VOTED ONLY IF YOU SIGN AND RETURN A PROXY, OR ATTEND THE MEETING AND VOTE BY BALLOT. IF YOU RETURN A PROXY AND FAIL TO SPECIFY A CHOICE ON ANY MATTER, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.
     1. Election of Directors (Mark only one)

   [_] Vote FOR all nominees listed below   [_] Vote WITHHELD from all nominees
       and recommended by the Board of
       Directors
       (except as directed to the contrary below)

    James R. Birle, Philip E. Cushing, Kurt E. Dinkelacker, William F. Drake, Jr., Thomas P. Gerrity, Frederick S. Hammer, Barbara Barnes Hauptfuhrer, Richard A. Jalkut, John E. Stuart

        INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

    --------------------------------------------------------------------------
                                  (continued, and to be signed, on other side)

            PROMPTLY COMPLETE AND RETURN THE
           PROXY/VOTING INSTRUCTION FORM BELOW
                IN THE ENVELOPE PROVIDED

        Carefully fold & detach along perforation
--------------------------------------------------------------------------------


 (continued from other side)
                                             NO.

                           SPECIAL ACTION

                                         SEE
                    WILL ATTEND        COMMENTS
                  ANNUAL MEETING*       BELOW
                       [ ]               [ ]

              *Admission tickets will be mailed to
              any shareholder who indicates an intention to attend. Shareholders will be admitted to the meeting only upon presentation of an admission ticket.

          -


  PLEASE SIGN, DATE, DETACH AND RETURN THIS PROXY,
  USING THE ENCLOSED POSTAGE PREPAID REPLY ENVELOPE.

                   Dated ______________ SIGN HERE ____________________________
                   When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, sign the full corporate name by duly authorized officer.